UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

OCTOBER 17, 2005
Date of Report (Date of earliest event reported)

TURINCO, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-30695	87-0618509
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

Suite 2610, 1066 West Hastings St.
Vancouver, BC Canada	V6E 3X2
(Address of principal executive offices)	(Zip Code)

(604) 684 4691
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 3.02     UNREGISTERED SALES OF EQUITY SECURITIES

On October 21, 2005, Turinco, Inc. (the “Company”) closed a private placement of its common stock pursuant to which it has sold 440,000 shares at $1.25 per share to 5 investors for total gross proceeds of $550,000. The shares were sold in off-shore transactions in reliance of Rule 903 of Regulation S of the Securities Act of 1933 (“1933 Act”). Fees of ten percent in cash were paid on all transactions. The Company did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the shares. Each investor represented to the Company that the investor was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. person. The subscription agreement executed between the Company and each investor included statements that the securities had not been registered pursuant to the Act and that the securities may not be offered or sold in the United States unless the securities are registered under the 1933 Act or pursuant to an exemption from the 1933 Act. All share certificates will be endorsed with a restrictive legend confirming that the securities cannot not be resold without registration under the Act or an applicable exemption from the registration requirements of the 1933 Act.

In addition, the Company issued 43,500 shares to a consultant as an introduction fee for certain private placement financings that were completed by the Company during August and September of 2005. These shares were issued in recognition of the consultant’s having caused to be provided, private placement financing amounts that were in excess of $2,000,000. The shares were issued pursuant to Rule 903 or Regulation S and Section 4(2) of the 1933 Act. All shares issued were issued as “restricted securities” and all certificates representing the shares will be endorsed with a restrictive legend confirming that the securities cannot be resold without registration under the 1933 Act or an applicable exemption from the registration requirements of the 1933 Act.

The Company’s number of issued and outstanding shares has increased to 15,391,500 shares as of October 21, 2005 as a result of these share issuances.

ITEM 5.02     CHANGE OF DIRECTORS/PRINCIPAL OFFICERS

Effective October 17, 2005, the Company accepted the resignation of Sir John Baring as president and corporate secretary. Sir Baring will remain a director of the Company and has been appointed chairman of the Company’s board of directors.

Michael Jervis has been appointed president and chief executive officer of the Company to fill the vacancy left by Sir Baring’s resignation. Mr. Jervis was appointed to the Turinco board on August 19, 2005 and will remain a director. Karen Engleson has been appointed corporate secretary to fill the vacancy left by Sir Baring’s resignation.

Mr. Jervis is an experienced telecommunications professional with a background in telephony and subscription television. Mr. Jervis was chief operating officer for Multivision Communications Corp. from 1997 until May 2001 at which time he then became an independent business consultant. In addition to serving on the board of Turinco, Mr. Jervis is on the board of Multivision Communications.

Ms. Engleson is presently the chief financial officer of Multivision Communications Corp., a company that provides subscription television, and wireless data services in the country of Bolivia. Ms. Engleson was the controller of Multivision Communications Corp. from 1996 to May 2005, at which time she was appointed as chief financial officer of Multivision Communications. Prior to working with Multivision Communications, Ms. Engleson was controller of financial operations for Rogers Cable TV, a major cable operator in Canada.

SIGNATURES

Pursuant to the requirements of the Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURINCO, INC.

DATE: OCTOBER 21, 2005	By:	/s/ Michael Jervis

Michael Jervis
Chief Executive Officer